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                                                                Exhibit 23.1(f)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 15, 1995, on the December 31, 1993 and 1994, consolidated financial statements of Meadox Medicals, Inc., which has been included in Boston Scientific Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                           /s/ Arthur Andersen LLP


New York, New York
February 25, 1997